UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2008

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 440-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2010, Tractor Supply Company (the "Company") and James F. Wright, Chairman of the Board of Directors and Chief Executive Officer of the Company, entered into an amendment (the "Second Amendment") to Mr. Wright’s employment agreement. The provisions of Mr. Wright’s employment agreement amended by the Second Amendment were previously amended by the Amendment to Employment Agreement entered into by the Company and Mr. Wright on December 22, 2008 (the "First Amendment" and, together with the Second Amendment, the "Amendments"). Pursuant to the Amendments, upon termination of employment pursuant to Retirement (as defined in the Company’s Retirement Policy), Mr. Wright shall receive (1) an amount equal to his annual Base Salary (as defined in the employment agreement), multiplied by a fraction the numerator of which is the number of calendar days from commencement of the year in which he retires through his final workday for the Company and the denominator of which is 365; (2) his earned but unpaid long-term cash bonus; (3) benefits to be paid or provided to him under the employment agreement through the Date of Termination (as defined in the employment agreement); and (4) any other unpaid benefits to which Mr. Wright is otherwise entitled under any plan, policy or program of the Company (including any Retirement Plan) applicable to him as of the Date of Termination. The Amendments also provide that upon termination for any reason other than for cause, in addition to any other payments to which he is entitled under the employment agreement or any other plan, policy or program, Mr. Wright will be entitled to receive an amount equal to his then-current year’s base compensation and that 100% of his unvested stock options and unvested restricted stock units will be deemed vested. The Exercisability Period of each of Mr. Wright’s stock options will expire upon the earlier of (i) three years from the date of termination (one year, rather than three years, in the case of death) or (ii) the original expiration date of the stock option. The Amendments also provide that if the benefits to be paid under the employment agreement and any plan, policy or program are inconsistent, Mr. Wright shall be entitled to the more favorable benefits.

The First Amendment and Second Amendment are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein in their entirety by this reference.

Item 9.01 Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment to Employment Agreement, dated December 22, 2008, by and between Tractor Supply Company and James F. Wright.

10.2 Second Amendment to Employment Agreement, dated February 11, 2010, by and between Tractor Supply Company and James F. Wright.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

February 17, 2010	By:	/s/ Anthony F. Crudele

Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated December 22, 2008, by and between Tractor Supply Company and James F. Wright.
10.2	Second Amendment to Employment Agreement, dated February 11, 2010, by and between Tractor Supply Company and James F. Wright.